UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
January 25, 2021
 ________________________________________
Phreesia, Inc.
(Exact name of registrant as specified in its charter)
 ________________________________________

Delaware	001-38977	20-2275479
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

434 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
(Address of principal executive offices and zip code)
(888) 654-7473
(Registrant’s telephone number, including area code)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2021, Phreesia, Inc. (the “Company”) entered into a second amended and restated employment agreement with each of Chaim Indig and Evan Roberts, and on January 26, 2021, the Company entered into a second amended and restated employment agreement with Thomas Altier (each, an “Amended and Restated Employment Agreement,” and together, the “Amended and Restated Employment Agreements” and each of Messrs. Indig, Altier and Roberts an “Executive” and together, the “Executives”), each with an effective date of February 1, 2021. Capitalized terms not otherwise defined in this Form 8-K shall have the meanings set forth in the Amended and Restated Employment Agreements.

Pursuant to the Amended and Restated Employment Agreements, (i) Mr. Indig will receive a base salary of $515,000 per year, and he is eligible to receive an annual bonus with a target opportunity equal to $515,000 and (ii) each of Messrs. Altier and Roberts will receive a base salary of $375,000 per year, and they are each eligible to receive an annual bonus with a target opportunity equal to $260,000.

Pursuant to his Amended and Restated Employment Agreement, if Mr. Indig’s employment is terminated by the Company without Cause or he terminates his employment for Good Reason, he will receive 18 months of his base salary, his prorated bonus for the year of termination based on actual performance, acceleration of all unvested time-based stock options and stock-based awards (“Time-Based Equity Awards”) that would vest in the 18-month period following the date of termination and, subject to his election to receive COBRA benefits and his copayment of premiums amounts at the active employee rate, up to 18 months of COBRA benefits. Pursuant to their Amended and Restated Employment Agreements, if the employment of Messrs. Altier or Roberts is terminated by the Company without Cause or either terminates his employment for Good Reason, such Executive will receive 12 months of his base salary, his prorated bonus for the year of termination based on actual performance, acceleration of all Time-Based Equity Awards that would vest in the 12-month period following the date of termination and, subject to his election to receive COBRA benefits and his copayment of premiums amounts at the active employee rate, up to 12 months of COBRA benefits. The receipt of any such payments and benefits are all subject to execution and non-revocation by the Executive of a separation agreement and release in a form and manner satisfactory to the Company.

Under the Amended and Restated Employment Agreements, 50% of each Executive’s Time-Based Equity Awards will accelerate and become exercisable upon a Change in Control, and the remaining unvested Time-Based Equity Awards will accelerate and become exercisable on the first anniversary of the Change in Control, subject to the Executive’s continued service through such date. In addition, if the Executive is terminated within 24 months following a Change in Control, all remaining Time-Based Equity Awards shall accelerate and become exercisable upon termination and, in lieu of the severance payments and benefits described in the preceding paragraph, (i) Mr. Indig will be entitled to receive (A) two times the sum of his base salary and target bonus for the then-current year, (B) a prorated target bonus for the year in which termination occurs and (C) subject to his election to receive COBRA benefits and his copayment of premiums amounts at the active employee rate, up to 18 months of COBRA benefits, and (ii) each of Messrs. Altier and Roberts will be entitled to receive (A) one and one-half times the sum of his respective base salary and target bonus for the then-current year, (B) a prorated target bonus for the year in which termination occurs and (C) subject to his election to receive COBRA benefits and his copayment of premiums amounts at the active employee rate, up to 18 months of COBRA benefits. The receipt of such payments and benefits are all subject to execution and non-revocation by the Executive of a separation agreement and release in a form and manner satisfactory to the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement between Phreesia, Inc. and Chaim Indig, effective February 1, 2021.
10.2	Second Amended and Restated Employment Agreement between Phreesia, Inc. and Thomas Altier, effective February 1, 2021.
10.3	Second Amended and Restated Employment Agreement between Phreesia, Inc. and Evan Roberts, effective February 1, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2021	Phreesia, Inc.

	By:	/s/ Thomas Altier
	Name:	Thomas Altier
	Title:	Chief Financial Officer